Exhibit 31.1
Certification
I, Andrew C. Teich, certify that:

1.	I have reviewed this report on Form 10-Q/A of FLIR Systems, Inc.;

2.
Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 29, 2013            /s/ Andrew C. Teich
Andrew C. Teich
President and Chief Executive Officer